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As filed with the Securities and Exchange Commission on November 8, 2007

Registration No. 333-146978

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 2
TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EnerNOC, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industrial Classification Code Number)	87-0698303 (I.R.S. Employer Identification No.)
75 Federal Street Suite 300 Boston, MA 02110 (617) 224-9900 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Timothy G. Healy
Chief Executive Officer
75 Federal Street
Suite 300
Boston, MA 02110
(617) 224-9900
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service of Process)
With a copy to:
Jonathan L. Kravetz, Esq. Thomas R. Burton III, Esq. Sahir C. Surmeli, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	Alan F. Denenberg, Esq. Davis Polk & Wardwell 1600 El Camino Real Menlo Park, CA 94025 (650) 752-2000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

        This Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-146978) (the "Registration Statement") is being filed solely for the purpose of adding an Exhibit to the Registration Statement and making corresponding changes to the exhibit index. No changes or additions are being made hereby to the preliminary prospectus which forms part of the Registration Statement or to Items 13, 14, 15 or 17 of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

        The following table sets forth the costs and expenses to be paid by us in connection with the sale of the shares of common stock being registered hereby all of which shall be borne by the registrant. All amounts are estimates except for the SEC registration fee and the FINRA filing fee.

Securities and Exchange Commission registration fee	$6,300
FINRA filing fee	21,000
Accounting fees and expenses	250,000
Legal fees and expenses	250,000
Printing and engraving expenses	150,000
Transfer agent and registrar fees and expenses	5,000
Miscellaneous	17,700

Total	$700,000

        The selling stockholders will not bear any of the expenses of this offering.

Item 14. Indemnification of Directors and Officers.

        Our certificate of incorporation and bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

        Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

        Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, Article NINTH of our certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

  •
  from any breach of the director's duty of loyalty to us or our stockholders;

  •
  from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law; and

  •
  from any transaction from which the director derived an improper personal benefit.

        We carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers. In January 2005, in connection with Foundation Capital's purchase of shares of our Series B Convertible Preferred Stock, we entered into an indemnification agreement with Mr. Grosser. We entered into indemnification agreements with each of our other directors and executive officers in connection with our initial public offering.

        The foregoing discussion of our certificate of incorporation, bylaws, indemnification agreements, and Delaware law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws, indemnification agreements, or law.

        Reference is made to Item 17 of our undertakings with respect to liabilities arising under the Securities Act. Reference is also made to the form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement for the indemnification agreements between us and the underwriters.

Item 15. Recent Sales of Unregistered Securities.

        Set forth below is information regarding shares of our capital stock issued and options granted by us during the past three years without registration under the Securities Act. Also included is the consideration, if any, received by us for such shares and options. The number of shares of common stock and the purchase prices for such shares set forth below reflect a 2.831 for 1 stock split effected on May 1, 2006.

        1.     On June 17, 2004, the registrant issued an aggregate of 29,283 shares of Series A Convertible Preferred Stock to two accredited investors for an aggregate purchase price of $35,141.

        2.     On June 7, 2004, in connection with the sale of promissory notes to Lighthouse Capital Partners IV, L.P. and Lighthouse Capital Partners V, L.P., we issued warrants to Lighthouse Capital Partners IV, L.P. and Lighthouse Capital Partners V, L.P. to purchase an aggregate of 134,473 shares of common stock at an exercise price of $0.17 per share.

        3.     On January 11, 2005 and September 21, 2005, in connection with an equity financing, we issued an aggregate of 1,177,097 shares of our Series B Convertible Preferred Stock to eight accredited investors for an aggregate purchase price of $7,750,007.

        4.     On October 1, 2005 and June 1, 2006, in connection with our acquisition of 100% of the membership interests of Pinpoint Power DR, LLC, we issued an aggregate of 545,788 shares of our common stock to Thomas E. Atkins. The shares of common stock issued to Mr. Atkins were valued at $0.35 per share.

        5.     On May 16, 2006, in connection with an equity financing, we issued an aggregate of 277,778 shares of our Series B-1 Convertible Preferred Stock to eight accredited investors for an aggregate purchase price of $2,750,000;

        6.     On December 29, 2006 and January 5, 2007, in connection with an equity financing, we issued an aggregate of 271,346 shares of our Series C Convertible Preferred Stock to eight accredited investors for an aggregate purchase price of $15,000,006;

        7.     In 2004, we issued to directors, officers, employees, consultants and advisors options to purchase 281,821 shares of common stock with a per share exercise price of $0.16 pursuant to our Amended and Restated 2003 Stock Option and Incentive Plan (the "2003 Stock Plan"). We received no consideration from these individuals in connection with the issuance of such options. We have issued 127,914 shares of common stock upon exercises of a portion of such options and received approximately $20,950 in cash in connection with such exercises.

        8.     In 2005, we issued to directors, officers, employees, consultants and advisors options to purchase 1,202,762 shares of common stock with a per share exercise price of $0.35 pursuant to the 2003 Stock Plan. We received no consideration from these individuals in connection with the issuance of such options. We have issued 459,324 shares of common stock upon exercises of a portion of such options and received $162,248 in cash in connection with such exercises.

        9.     In 2006, we issued to directors, officers, employees, consultants and advisors options to purchase 1,613,167 shares of common stock with a per share exercise price of $0.51 pursuant to the 2003 Stock Plan. We received no consideration from these individuals in connection with the issuance of such options. We have issued 45,655 shares of common stock upon exercises of a portion of such options and received $23,384 in cash in connection with such exercises. We issued 152,460 restricted shares pursuant to the 2003 Stock Plan and received approximately $78,088 in cash for such shares.

        10.   On February 7, 2007, we issued to directors, officers, employees, consultants and advisors options to purchase 279,527 shares of common stock with a per share exercise price of $7.54 pursuant to the 2003 Stock Plan. We received no consideration from these individuals in connection with the issuance of such options.

        11.   On March 26, 2007, we issued to directors, officers, employees, consultants and advisors options to purchase 171,976 shares of common stock with a per share exercise price of $9.94 pursuant to the 2003 Stock Plan. We received no consideration from these individuals in connection with the issuance of such options.

        12.   On April 11, 2007, we issued to directors, officers, employees, consultants and advisors options to purchase 64,544 shares of common stock with a per share exercise price of $11.34 pursuant to the 2003 Stock Plan. We received no consideration from these individuals in connection with the issuance of such options.

        13.   On April 25, 2007, we issued to directors, officers, employees, consultants and advisors options to purchase 146,567 shares of common stock with a per share exercise price of $16.60 pursuant to the 2003 Stock Plan. We received no consideration from these individuals in connection with the issuance of such options.

        14.   On April 25, 2007, we issued 104,393 shares of our common stock to two of our officers. We received no consideration from these individuals in connection with the issuance of such shares.

        15.   On November 20, 2006, in connection with the sale of a promissory note to Ritchie Capital Finance, L.L.C., we issued a warrant to Ritchie Capital Finance, L.L.C. to purchase an aggregate of 18,853 shares of Series B-1 Convertible Preferred Stock at an exercise price of $37.13 per share, which was subsequently assigned to Bluecrest Capital Partners, L.P.

        16.   We issued 85,689 shares of our common stock to employees between April 25, 2007 and June 20, 2007 as a result of exercise of options. We received approximately $28,011 in cash for such shares.

        17.   On June 1, 2007, in connection with our acquisition of 100% of the membership interests of Pinpoint Power DR, LLC, we issued 65,951 shares of our common stock to Thomas E. Atkins. The shares of common stock issued to Mr. Atkins were valued at $0.35 per share.

        18.   On September 13, 2007, in connection with our acquisition of 100% of the membership interests of Mdenergy, LLC, we issued an aggregate of 139,056 shares of our common stock to the holders of membership interests in Mdenergy, LLC. The shares of common stock issued were valued at $34.17 per share.

        19.   On September 13, 2007, we issued 66,921 shares of our common stock to each of Lighthouse Capital Partners IV, L.P. and Lighthouse Capital Partners V, L.P., upon each entity's net exercise of warrants to purchase shares of our common stock.

        Except for the items noted above in paragraphs 7, 8, 9, 10, 11, 12, 13 and 16, all of the issuances described above were made in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder. The recipients of securities in each of such issuances represented their intentions to acquire the securities for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and appropriate legends were affixed to the instruments representing such securities issued in such transactions. All recipients of securities in such issuances either received adequate information about us or had, through their relationship with us, adequate access to such information. The issuances noted above in paragraph 7, 8, 9, 10, 11, 12, 13 and 16 were made in reliance on Rule 701 of the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a)
The following exhibits are filed herewith:

Number	Exhibit Title
1.1	Form of Underwriting Agreement.
2.1
Membership Interest Purchase Agreement by and among EnerNOC, Inc., Pinpoint Power DR LLC, Pinpoint Power LLC and Thomas E. Atkins, dated June 24, 2004, as amended, filed as Exhibit 2.1 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 2.1.
2.2
Agreement and Plan of Merger, dated as of September 12, 2007, by and among EnerNOC, Inc., Mdenergy, LLC, MDE Acquisition LLC, Clifford Sirlin, in his capacity as the Mdenergy, LLC members' representative, Clifford Sirlin and Andrew Appelbaum, filed as Exhibit 2.1 to the Registrants Form 8-K filed September 18, 2007 (File No. 001-33471), is hereby incorporated by reference as Exhibit 2.2.
3.1
Amended and Restated Certificate of Incorporation of EnerNOC, Inc., filed as Exhibit 3.2 to the Registrant's Form S-1/A filed May 17, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 3.1.
3.2	Amended and Restated Bylaws of EnerNOC, Inc., filed as Exhibit 3.4 to the Registrant's Form S-1/A filed May 17, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 3.2.
4.1	Form of Specimen Common Stock Certificate, filed as Exhibit 4.1 to the Registrant's Form S-1/A filed May 17, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 4.1.
4.2	Fourth Amended and Restated Investor Rights Agreement, filed as Exhibit 4.5 to the Registrant's Form S-1/A filed May 17, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 4.2.

4.3
Fifth Amended and Restated Investor Rights Agreement, filed as Exhibit 4.1 to the Registrant's Form 10-Q filed November 5, 2007 (File No. 001-33471), is hereby incorporated by reference as Exhibit 4.3.
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1
Loan and Security Agreement, dated November 20, 2006 by and between Ritchie Capital Finance, L.L.C. and EnerNOC, Inc., and Assignment to Bluecrest Capital Partners, L.P., filed as Exhibit 10.1 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.1.
10.2@
Amended and Restated Employment Agreement, dated August 10, 2007 by and between Timothy G. Healy and EnerNOC, Inc., filed as Exhibit 10.1 to the Registrant's Form 10-Q filed August 10, 2007 (File No. 001-33471), is hereby incorporated by reference as Exhibit 10.2.
10.3@
Amended and Restated Employment Agreement, dated August 10, 2007 by and between David B. Brewster and EnerNOC, Inc., filed as Exhibit 10.2 to the Registrant's Form 10-Q filed August 10, 2007 (File No. 001-33471), is hereby incorporated by reference as Exhibit 10.3.
10.4@
Stock Repurchase Agreement, dated June 17, 2003 by and between Timothy G. Healy and EnerNOC, Inc., as amended, filed as Exhibit 10.4 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.4.
10.5@
Stock Repurchase Agreement, dated June 17, 2003 by and between David B. Brewster and EnerNOC, Inc., as amended, filed as Exhibit 10.5 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.5.
10.6@
Form of Severance Agreement by and between EnerNOC, Inc. and Neal C. Isaacson, Philip Giudice, Gregg Dixon, Terrence Sick and David Samuels, filed as Exhibit 10.6 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.6.
10.6.1@
Form of Amendment No. 1 to Form of Severance Agreement by and between EnerNOC, Inc, and Neal C. Isaacson, Gregg Dixon, Terrence Sick and David Samuels, filed as Exhibit 10.3 to the Registrant's Form 10-Q filed August 10, 2007 (File No. 001-33471), is hereby incorporated by reference as Exhibit 10.6.1.
10.7@
Employment Agreement, dated June 24, 2004 by and between EnerNOC, Inc. and Thomas E. Atkins, as amended, filed as Exhibit 10.7 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.7.
10.8
Sublease Agreement by and between Amdocs, Inc. and EnerNOC, Inc. dated October 3, 2005, and First Amendment to Sublease Agreement, dated November 3, 2006, filed as Exhibit 10.8 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.8.
10.9@
EnerNOC, Inc. Amended and Restated 2003 Stock Option and Incentive Plan, filed as Exhibit 10.9 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.9.

10.10@
Form of Incentive Stock Option Agreement by and between EnerNOC, Inc. and Timothy G. Healy, David B. Brewster, Neal C. Isaacson, Philip Giudice, Gregg Dixon, Terrence Sick and David Samuels, filed as Exhibit 10.11 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.10.
10.11@
Form of Amendment to Incentive Stock Option Agreement by and between EnerNOC, Inc. Timothy G. Healy, David B. Brewster, Neal C. Isaacson, Philip Giudice, Gregg Dixon, Terrence Sick and David Samuels, filed as Exhibit 10.12 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.11.
10.12@
EnerNOC, Inc. 2007 Employee, Director and Consultant Stock Plan, filed as Exhibit 10.14 to the Registrant's Form S-1/A filed May 17, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.12.
10.13@
Form of Incentive Stock Option Agreement under the EnerNOC, Inc. 2007 Employee, Director and Consultant Stock Plan, filed as Exhibit 10.15 to the Registrant's Form S-1/A filed May 17, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.13.
10.14@
Form of Non-Qualified Stock Option Agreement under the EnerNOC, Inc. 2007 Employee, Director and Consultant Stock Plan, filed as Exhibit 10.16 to the Registrant's Form S-1/A filed May 17, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.14.
10.15@
Form of Restricted Stock Agreement under the EnerNOC, Inc. 2007 Employee, Director and Consultant Stock Plan, filed as Exhibit 10.17 to the Registrant's Form S-1/A filed May 17, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.15.
10.16@	Summary of Executive Bonus Plan, filed as Exhibit 10.4 to the Registrant's Form 10-Q filed August 10, 2007 (File No. 001-33471), is hereby incorporated by reference as Exhibit 10.16.
10.17†
Agreement for Supplemental Installed Capacity Southwest Connecticut (LRP Resources), dated April 13, 2004, by and between ISO New England Inc. and EnerNOC, Inc., filed as Exhibit 10.18 to the Registrant's Form S-1/A filed March 28, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.17.
10.18†
Agreement for Supplemental Installed Capacity Southwest Connecticut (LRP Resources), dated April 15, 2004, by and between ISO New England Inc. and Pinpoint Power, LLC, as amended June 1, 2005, filed as Exhibit 10.19 to the Registrant's Form S-1/A filed March 28, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.18.
10.19†
Agreement, dated March 3, 2006, by and between The Connecticut Light and Power Company and EnerNOC, Inc., as amended April 12, 2006, filed as Exhibit 10.20 to the Registrant's Form S-1/A filed March 28, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.19.
10.20†
Demand Response Resource Purchase Agreement, by and between EnerNOC, Inc. and Southern California Edison Company, dated September 27, 2007, filed as Exhibit 10.1 to the Registrant's Form 8-K/A filed October 12, 2007 (File No. 001-33471), is hereby incorporated by reference as Exhibit 10.20.
10.21
Form of Indemnification Agreement between EnerNOC, Inc. and each of the directors and executive officers thereof, filed as Exhibit 10.21 to the Registrant's Form S-1/A filed May 17, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.21.

21.1*	Subsidiaries of EnerNOC, Inc.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Ernst & Young LLP.
23.3*	Consent of Vitale, Caturano & Company, Ltd.
23.4*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (see Exhibit 5.1).
24.1*	Powers of Attorney, previously filed with the initial filing of this Form S-1 on October 29, 2007.

†
Confidential portions of these documents have been filed separately with the Securities and Exchange Commission pursuant to a grant of confidential treatment.

@
Management contract, compensatory plan or arrangement.

*
Previously filed.

Item 17. Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

  (1)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on November 8, 2007.

ENERNOC, INC.
By:	/s/ TIMOTHY G. HEALY
	Name:	Timothy G. Healy
	Title:	Chairman of the Board and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY G. HEALY Timothy G. Healy	Chairman of the Board, Chief Executive Officer and Director (principal executive officer)	November 8, 2007
/s/ NEAL C. ISAACSON Neal C. Isaacson	Chief Financial Officer (principal financial officer and principal accounting officer)	November 8, 2007
/s/ DAVID B. BREWSTER David B. Brewster	Director, President and Chief Operating Officer	November 8, 2007
* TJ Glauthier	Director	November 8, 2007
* Adam Grosser	Director	November 8, 2007
* Richard Dieter	Director	November 8, 2007
* William D. Lese	Director	November 8, 2007
*By:	/s/ DAVID M. SAMUELS Attorney-in-fact

Exhibit Index

Number	Exhibit Title
1.1	Form of Underwriting Agreement.
2.1	Membership Interest Purchase Agreement by and among EnerNOC, Inc., Pinpoint Power DR LLC, Pinpoint Power LLC and Thomas E. Atkins, dated June 24, 2004, as amended, filed as Exhibit 2.1 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 2.1.
2.2	Agreement and Plan of Merger, dated as of September 12, 2007, by and among EnerNOC, Inc., Mdenergy, LLC, MDE Acquisition LLC, Clifford Sirlin, in his capacity as the Mdenergy, LLC members' representative, Clifford Sirlin and Andrew Appelbaum, filed as Exhibit 2.1 to the Registrants Form 8-K filed September 18, 2007 (File No. 001-33471), is hereby incorporated by reference as Exhibit 2.2.
3.1	Amended and Restated Certificate of Incorporation of EnerNOC, Inc., filed as Exhibit 3.2 to the Registrant's Form S-1/A filed May 17, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 3.1.
3.2	Amended and Restated Bylaws of EnerNOC, Inc., filed as Exhibit 3.4 to the Registrant's Form S-1/A filed May 17, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 3.2.
4.1	Form of Specimen Common Stock Certificate, filed as Exhibit 4.1 to the Registrant's Form S-1/A filed May 17, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 4.1.
4.2	Fourth Amended and Restated Investor Rights Agreement, filed as Exhibit 4.5 to the Registrant's Form S-1/A filed May 17, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 4.2.
4.3	Fifth Amended and Restated Investor Rights Agreement, filed as Exhibit 4.1 to the Registrant's Form 10-Q filed November 5, 2007 (File No. 001-33471), is hereby incorporated by reference as Exhibit 4.3.
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1	Loan and Security Agreement, dated November 20, 2006 by and between Ritchie Capital Finance, L.L.C. and EnerNOC, Inc., and Assignment to Bluecrest Capital Partners, L.P., filed as Exhibit 10.1 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.1.
10.2@	Amended and Restated Employment Agreement, dated August 10, 2007 by and between Timothy G. Healy and EnerNOC, Inc., filed as Exhibit 10.1 to the Registrant's Form 10-Q filed August 10, 2007 (File No. 001-33471), is hereby incorporated by reference as Exhibit 10.2.
10.3@	Amended and Restated Employment Agreement, dated August 10, 2007 by and between David B. Brewster and EnerNOC, Inc., filed as Exhibit 10.2 to the Registrant's Form 10-Q filed August 10, 2007 (File No. 001-33471), is hereby incorporated by reference as Exhibit 10.3.
10.4@	Stock Repurchase Agreement, dated June 17, 2003 by and between Timothy G. Healy and EnerNOC, Inc., as amended, filed as Exhibit 10.4 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.4.

10.5@	Stock Repurchase Agreement, dated June 17, 2003 by and between David B. Brewster and EnerNOC, Inc., as amended, filed as Exhibit 10.5 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.5.
10.6@	Form of Severance Agreement by and between EnerNOC, Inc. and Neal C. Isaacson, Philip Giudice, Gregg Dixon, Terrence Sick and David Samuels, filed as Exhibit 10.6 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.6.
10.6.1@	Form of Amendment No. 1 to Form of Severance Agreement by and between EnerNOC, Inc, and Neal C. Isaacson, Gregg Dixon, Terrence Sick and David Samuels, filed as Exhibit 10.3 to the Registrant's Form 10-Q filed August 10, 2007 (File No. 001-33471), is hereby incorporated by reference as Exhibit 10.6.1.
10.7@	Employment Agreement, dated June 24, 2004 by and between EnerNOC, Inc. and Thomas E. Atkins, as amended, filed as Exhibit 10.7 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.7.
10.8	Sublease Agreement by and between Amdocs, Inc. and EnerNOC, Inc. dated October 3, 2005, and First Amendment to Sublease Agreement, dated November 3, 2006, filed as Exhibit 10.8 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.8.
10.9@	EnerNOC, Inc. Amended and Restated 2003 Stock Option and Incentive Plan, filed as Exhibit 10.9 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.9.
10.10@	Form of Incentive Stock Option Agreement by and between EnerNOC, Inc. and Timothy G. Healy, David B. Brewster, Neal C. Isaacson, Philip Giudice, Gregg Dixon, Terrence Sick and David Samuels, filed as Exhibit 10.11 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.10.
10.11@	Form of Amendment to Incentive Stock Option Agreement by and between EnerNOC, Inc. Timothy G. Healy, David B. Brewster, Neal C. Isaacson, Philip Giudice, Gregg Dixon, Terrence Sick and David Samuels, filed as Exhibit 10.12 to the Registrant's Form S-1 filed February 12, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.11.
10.12@	EnerNOC, Inc. 2007 Employee, Director and Consultant Stock Plan, filed as Exhibit 10.14 to the Registrant's Form S-1/A filed May 17, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.12.
10.13@	Form of Incentive Stock Option Agreement under the EnerNOC, Inc. 2007 Employee, Director and Consultant Stock Plan, filed as Exhibit 10.15 to the Registrant's Form S-1/A filed May 17, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.13.
10.14@	Form of Non-Qualified Stock Option Agreement under the EnerNOC, Inc. 2007 Employee, Director and Consultant Stock Plan, filed as Exhibit 10.16 to the Registrant's Form S-1/A filed May 17, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.14.
10.15@	Form of Restricted Stock Agreement under the EnerNOC, Inc. 2007 Employee, Director and Consultant Stock Plan, filed as Exhibit 10.17 to the Registrant's Form S-1/A filed May 17, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.15.

10.16@	Summary of Executive Bonus Plan, filed as Exhibit 10.4 to the Registrant's Form 10-Q filed August 10, 2007 (File No. 001-33471), is hereby incorporated by reference as Exhibit 10.16.
10.17†	Agreement for Supplemental Installed Capacity Southwest Connecticut (LRP Resources), dated April 13, 2004, by and between ISO New England Inc. and EnerNOC, Inc., filed as Exhibit 10.18 to the Registrant's Form S-1/A filed March 28, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.17.
10.18†	Agreement for Supplemental Installed Capacity Southwest Connecticut (LRP Resources), dated April 15, 2004, by and between ISO New England Inc. and Pinpoint Power, LLC, as amended June 1, 2005, filed as Exhibit 10.19 to the Registrant's Form S-1/A filed March 28, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.18.
10.19†	Agreement, dated March 3, 2006, by and between The Connecticut Light and Power Company and EnerNOC, Inc., as amended April 12, 2006, filed as Exhibit 10.20 to the Registrant's Form S-1/A filed March 28, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.19.
10.20†	Demand Response Resource Purchase Agreement, by and between EnerNOC, Inc. and Southern California Edison Company, dated September 27, 2007, filed as Exhibit 10.1 to the Registrant's Form 8-K/A filed October 12, 2007 (File No. 001-33471), is hereby incorporated by reference as Exhibit 10.20.
10.21	Form of Indemnification Agreement between EnerNOC, Inc. and each of the directors and executive officers thereof, filed as Exhibit 10.21 to the Registrant's Form S-1/A filed May 17, 2007 (File No. 333-140632), is hereby incorporated by reference as Exhibit 10.21.
21.1**	Subsidiaries of EnerNOC, Inc.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of Ernst & Young LLP.
23.3*	Consent of Vitale, Caturano & Company, Ltd.
23.4*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (see Exhibit 5.1).
24.1*	Powers of Attorney, previously filed with the initial filing of this Form S-1 on October 29, 2007.

†
Confidential portions of these documents have been filed separately with the Securities and Exchange Commission pursuant to a grant of confidential treatment.

@
Management contract, compensatory plan or arrangement.

*
Previously filed.

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PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings .
SIGNATURES
Exhibit Index